UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 19, 2007
Middlefield Banc Corp.

(Exact name of registrant specified in its charter)

Ohio	000-32561	34-1585111

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15985 East High Street, Middlefield, Ohio	44062-0035

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code  (440) 632-1666
[not applicable]

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition.
     On April 19, 2007, Middlefield Banc Corp. (“Middlefield”) completed its acquisition of Emerald Bank (“Emerald”), a privately held savings bank chartered under Ohio law, in a cash and stock transaction valued at approximately $7.3 million. Emerald will operate as a separate commercial bank subsidiary of Middlefield after the merger. For additional information, reference is made to Middlefield’s press release dated April 20, 2007, which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.
Item 8.01 Other Events.
     On April 23, 2006, Middlefield announced that its Board of Directors authorized the repurchase of up to 4.99% of Middlefield’s outstanding common stock in open market or private transactions from time to time over the next 12 months. Middlefield currently has approximately 1,525,324 shares outstanding. For additional information, reference is made to Middlefield’s press release dated April 23, 2007, which is attached hereto as Exhibit 99.2 and incorporated herein by this reference.
Item 9.01 Exhibits
(d) Exhibits.
     The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

99.1	Middlefield Banc Corp. April 20, 2007 press release
99.2	Middlefield Banc Corp. April 23, 2007 press release
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Middlefield Banc Corp.
Date: April 23, 2007	/s/ James R. Heslop, II
James R. Heslop, II
Executive Vice President and COO

Middlefield Banc Corp.
CURRENT REPORT ON FORM 8-K
INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit

99.1	Middlefield Banc Corp. April 20, 2007 press release
99.2	Middlefield Banc Corp. April 23, 2007 press release